AMENDED AND RESTATED BY-LAWS of UNITED STATES STEEL CORPORATION (hereinafter called the “Corporation”) July 28, 2020 ARTICLE I. Stockholders. Section 1. Time and Place of Meetings of Stockholders. The Board of Directors shall determine the time and place, if any, of the annual meeting of stockholders in accordance with all legal requirements. Special meetings of the stockholders may be called by the Board of Directors to be held at such time and place, if any, and for such purpose or purposes as are specified in such call. Neither the annual meeting nor any special meeting of stockholders need be held within the State of Delaware. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent. Section 2. Notice of Meetings of Stockholders. It shall be the duty of the Secretary to cause notice of each annual or special meeting to be provided to all stockholders of record as of the record date as fixed by the Board of Directors for the determination of stockholders entitled to vote at such meeting. Such notice shall indicate briefly the action to be taken at such meeting and shall be given to each stockholder entitled to vote thereat at least 10 days but not more than 60 days preceding the meeting. If mailed, such notice shall be mailed to the stockholders at the addresses of such stockholders as shown on the books of the Corporation. Section 3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of record of the Corporation entitled to vote generally for the election of directors at such meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed by first class United States mail, 1 postage prepaid, to the Secretary, and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders of the Corporation; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by each such nominee, (iv) a description of any agreement, arrangement, understanding or relationship, financial or otherwise, between (x) the nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee, and (y) the stockholder or the beneficial owner, if any, on whose behalf the nomination is made and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner, and (v) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and such beneficial owner, (ii) the number of shares of each class of the capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner as of the date of the notice and the stockholder’s agreement to notify the Corporation in writing within 5 business days after the record date for the meeting of the number of shares of each class of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner as of the record date, and (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions or borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by or on behalf of such stockholder or such beneficial owner or any affiliate or associate of such stockholder or beneficial owner, the intent or effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner or affiliate or associate of such stockholder or beneficial owner, with respect to shares of stock of the Corporation and the stockholder’s agreement to notify the Corporation in writing within 5 business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. As used in these By-Laws, the terms “affiliate” and “associate” shall have the meanings given to them by Rule 12b-2 under the Securities Exchange Act of 1934, as amended and the term “beneficially owned” shall have the meaning given to it by Rule 13d-3 under the Securities Exchange Act of 1934, as amended. 2

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Section 4. Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the procedures in Article I, Section 3 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed by first class United States mail, postage prepaid, and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders of the Corporation; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (b) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of each class of the capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner as of the date of the notice and the stockholder’s agreement to notify the Corporation in writing within 5 business days after the record date for the meeting of the number of shares of each class of capital stock of the Corporation which are owned beneficially or of record by such stockholder or such beneficial owner as of the record date, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions or borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by or on behalf of such stockholder or such beneficial owner or any affiliate or associate of such stockholder or beneficial owner, the intent or effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner or affiliate or associate of such stockholder or beneficial owner, with respect to shares of stock of the Corporation and the stockholder’s agreement to notify the Corporation in writing within 5 business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and under (e) any material interest of the stockholder or any affiliate or associate of such stockholder in such business. 3

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 4 and in Sections 3 and 10 of this Article I and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 4. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted. Section 5. Quorum. At each meeting of the stockholders the holders of one-third of the voting power of the outstanding shares of stock entitled to vote generally at the meeting, present in person or represented by proxy, shall constitute a quorum, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. Except as otherwise required by law, a majority of the voting power of the shares of stock entitled to vote generally at a meeting and present in person, by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or by proxy, whether or not constituting a quorum, may adjourn, from time to time, without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Section 6. Organization. The chairman of the Board, or in his or her absence or inability to act, the Chief Executive Officer, or in his or her absence or inability to act, a Director of the Board designated by the chairman of the Board, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors may appoint any person to act as chairman of any meeting in the absence of the chairman of the Board, the Chief Executive Officer or a designation by the chairman. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the chairman of the Board, or Board of Directors, may appoint any person to act as secretary of the meeting. Section 7. Voting. At each meeting of the stockholders, every stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing, subscribed by such stockholder or by his duly authorized attorney, or, to the extent permitted by law, appointed by an electronic transmission, and delivered to the inspectors at the meeting; and he shall have the number of votes for each share of capital stock standing registered in his name at the date fixed by the Board of Directors pursuant to Section 6 of Article IV of these By-Laws as may be determined in accordance with the Corporation’s Certificate of Incorporation, or as may be 4

provided by law. The votes for directors, and, upon demand of any stockholder, or where required by law, the votes upon any question before the meeting, shall be by ballot. At least ten days before each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all of the stockholders entitled to vote at such meeting, showing the address of each stockholder, and indicating the class and number of shares held by each, shall be furnished and held open for inspection in such manner, as is required by law. Only the persons in whose names shares of stock stand on the books of the Corporation at the date fixed by the Board of Directors pursuant to Section 6 of Article IV of these By-Laws, as evidenced in the manner provided by law, shall be entitled to vote in person or by proxy on the shares so standing in their names. When a quorum is present at any meeting, any matter to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter, except when a different vote is required by applicable law, a regulation applicable to the Corporation, the Certificate of Incorporation or these By-laws. Prior to any meeting, but subsequent to the date fixed by the Board of Directors pursuant to Section 6 of Article IV of these By-Laws, any proxy may submit his powers of attorney to the Secretary, or to the treasurer, for examination. The certificate of the Secretary, or of the treasurer, as to the regularity of such powers of attorney, and as to the class and number of shares held by the persons who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of the class and number of shares represented by the holder of such powers of attorney for the purpose of establishing the presence of a quorum at such meeting and of organizing the same, and for all other purposes. Section 8. Inspectors. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Section 9. Meetings by Remote Communications. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to 5 read or hear the proceedings in the meeting substantially concurrently with such proceedings and (iii) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Section 10. Proxy Access. a) The Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and the Additional Information (as defined below) relating to, any nominee for election or reelection to the Board of Directors who satisfies the eligibility requirements in this Section 10 (a “Stockholder Nominee”) and who is identified in a notice that complies with Article I, Section 3 and Section 10(f) and that is timely delivered pursuant to Section 10(g) (the “Stockholder Notice”) by a stockholder or by a group of stockholders, who: i. elect at the time of delivering the Stockholder Notice to have such Stockholder Nominee included in the Corporation’s proxy materials, ii. as of the date of the Stockholder Notice, own (as defined below in Section 10(c)) a number of shares that represents at least 3% of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) and have owned (as defined below in Section 10(c)) the Required Shares (as adjusted for any stock splits, stock dividends, or similar events) continuously for at least three years, and iii. satisfy the additional requirements in these By-Laws (such stockholder or stockholders collectively, an “Eligible Stockholder”). b) For purposes of satisfying the ownership requirement under Section 10(a): i. the outstanding shares of the Corporation owned by one or more stockholders may be aggregated, and ii. a group of funds under common management and investment control shall be treated as one stockholder. c) For purposes of this Section 10, an Eligible Stockholder “owns” only those outstanding shares of the Corporation as to which the stockholder possesses both; i. the full voting and investment rights pertaining to the shares, and ii. the full economic interest in (including the opportunity for profit and risk of loss on) such shares; iii. provided that the number of shares calculated in accordance with clauses (i) and 6

(ii) shall not include any shares: A. sold by such stockholder in any transaction that has not been settled or closed, B. borrowed by such stockholder for any purpose or purchased by such stockholder pursuant to an agreement to resell, or C. subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: 1) reducing in any manner, to any extent or at any time in the future, such stockholder’s full right to vote or direct the voting of any such shares, and/or 2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder. A stockholder “owns” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on three business days’ notice and has recalled such loaned shares as of the date of the Stockholder Notice and through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. d) No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 10. e) For purposes of this Section 10, the “Required Information” that the Corporation will include in its proxy statement is: i. the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and 7 regulations thereunder; and ii. if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of its Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 10 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee. f) Within the time period specified in this Section 10 for delivering the Stockholder Notice, an Eligible Stockholder must deliver to the Secretary of the Corporation: i. the information required under Article I, Section 3 of these By-Laws; ii. the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee; iii. a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission under Rule 14a-18 under the Securities Exchange Act of 1934, as amended; iv. a written agreement of the Eligible Stockholder (or in the case of a group, each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, containing: A. a certification of the number of shares of the Corporation it owns and has owned (as defined in Section 10(c)) continuously for at least three years as of the date of the Stockholder Notice and an agreement to continue to own such shares through the date of the annual meeting of stockholders; B. the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries as required under Section 10(h) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting of stockholders; C. The Eligible Stockholder’s agreement to provide immediate notice to the Secretary of the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting of stockholders, 8

D. a statement of the Eligible Stockholder’s intention to appear in person or by proxy at the annual meeting of stockholder to present the nomination; E. a representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 10); 1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, 2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10, 3) has not engaged and will not engage in a, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the Board of Directors, and 4) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; and F. the Eligible Stockholder’s agreement to; 1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, 2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 10, 3) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, 4) file all materials described below in Section 10(h)(ii) with the 9

Securities and Exchange Commission, regardless of whether any such filing is required under Regulation 14A under the Securities Exchange Act of 1934, as amended, or whether any exemption from filing is available for such materials under Regulation 14A, and 5) provide to the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation; and v. a written agreement of the Stockholder Nominee addressed to the Corporation that the Stockholder Nominee; A. is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, B. is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and C. will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement; and vi. in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination. g) To be timely under this Section 10, the Stockholder Notice must be received by the Secretary of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the 10 date of the annual is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of the Stockholder Notice as described above. h) An Eligible Stockholder (or in the case of a group, each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder) must: i. within five business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, verifying that the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, ii. file with the Securities and Exchange Commission any solicitation or other communication with any stockholder of the Corporation (other than a stockholder with whom such stockholder has formed a group constituting an Eligible Stockholder) relating to the annual meeting, regardless of whether any such filing is required under Regulation 14A under the Securities Exchange Act of 1934, as amended, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A, and i) At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days of such request, submit any completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors. j) Notwithstanding anything to the contrary contained in this Section 10, the Corporation may omit from its proxy statement any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: i. the Secretary of the Corporation receives notice that a stockholder intends to nominate a person for election to the Board of Directors which stockholder does not expressly elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 10, ii. the Eligible Stockholder materially breaches any of its agreements, representations, or 11 warranties set forth in the Stockholder Notice, or if any of the information in the Stockholder Notice was not, when provided, true and correct, iii. the Eligible Stockholder (or qualified representative thereof) does not appear at the annual meeting to nominate such Stockholder Nominee pursuant to this Section 10, or iv. the Stockholder Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non- employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, or (E) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years. k) The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (including any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials but who is nominated by the Board of Directors as a nominee), together with any nominees who were previously elected to the Board of Directors as Stockholder Nominees at either of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors, and any Stockholder Nominee who was qualified for inclusion in the Corporation’s proxy materials but whose nomination is subsequently withdrawn, shall not exceed 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 10 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. 12

Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive “for” votes representing at least 25% of the votes cast regarding the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 10 for the next two annual meetings. ARTICLE II. Board of Directors. Section 1. Number and Terms of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors, but the number thereof shall not be less than three. Except as otherwise provided in these By-Laws, each director to be elected by the stockholders shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting of stockholders for the election of directors at which a quorum is present; provided, however, that if, as of the tenth day preceding the date that the Corporation first mails its notice for such meeting to the stockholders, the Secretary of the Corporation determines that the number of nominees may exceed the number of directors to be elected at the meeting (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 1, a “majority of votes cast” shall mean that the number of votes cast “for” a given director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” the director’s election). In a Contested Election, votes cannot be cast “against” a nominee, but may be cast “for” a nominee or “withheld”. For any incumbent director to become a nominee for election by the stockholders as a director, such director must tender an irrevocable offer to resign from the Board of Directors, contingent upon acceptance of such offer of resignation by the Board of Directors, if such director fails to receive a majority of the votes cast in an election that is not a Contested Election. If an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Corporate Governance & Sustainability Committee, or such other independent committee designated by the Board of Directors pursuant to these By-Laws, shall make a recommendation to the Board of Directors as to whether to accept or reject the offer of resignation of such incumbent director, or to take other action. The Board of Directors shall act on the offer of resignation, taking into account the committee’s recommendation, within 90 days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider such factors and other information as it may consider appropriate and relevant in the circumstances. If the Board of Directors accepts a director’s offer of resignation pursuant to this Section 1, then the Board of Directors may fill the resulting vacancy pursuant to Section 2 of this Article II, or decrease the size of the Board of Directors pursuant to this Section 1. If the Board of 13

Directors rejects the incumbent director’s offer of resignation, such director shall continue to serve until his or her successor is duly elected and qualified. In the case of any increase in the number of directors of the Corporation, the additional director or directors shall be elected only by the Board of Directors. Section 2. Vacancies. Except as otherwise provided by law, in the case of any vacancy in the Board of Directors through death, resignation, disqualification or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected only by a majority of the Board of Directors then in office, even if less than a quorum. Section 3. Place of Meetings, etc. The Board of Directors may hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided for by law) in such place or places in the State of Delaware or outside of the State of Delaware, as the Board from time to time may determine. Members of the Board of the Directors, or any committee of the Board of Directors, may participate in a remote meeting of the Board of Directors or a committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at the meeting. Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be fixed by resolution of the Board of Directors. The Secretary shall give notice, as provided for special meetings, for each regular meeting. Section 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the chairman or an Officer-Director of the Board, or a majority of the directors then in office. The Secretary shall give notice of each special meeting by mailing the same at least four days before the meeting, or by facsimile, telephone, or electronic transmission of the same at least one day before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted. Section 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time. At any meeting of the Board of Directors all matters shall be decided by the affirmative vote of a majority of directors then present, provided, that the affirmative vote of at least one- third of all the directors then in office shall be necessary for the passage of any resolution. Section 7. Order of Business. At meetings of the Board of Directors business shall be transacted in such order as, from time to time, the Board may determine by resolution. 14

At all meetings of the Board of Directors, the chairman of the Board or in his absence the Chief Executive Officer, or a director designated by the chairman of the Board, in the order named, shall preside. Section 8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law. Section 9. Compensation of Directors. Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the Board of Directors or any committee appointed by the Board as the Board may from time to time determine. Section 10. Election of Chairman and Officers. At the first regular meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting, the Board of Directors shall proceed to the election of the chairman of the Board of Directors from among its members and the executive officers of the Corporation to be elected by the Board of Directors under the provisions of Article III of these By-Laws. Section 11. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. ARTICLE III. Officers. Section 1. Generally. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, a Secretary, and any other officers, as may from time to time be appointed by the Board of Directors. The Board of Directors may elect a Controller and one or more of the following: Executive Vice President, Senior Vice President, Assistant Secretary, Assistant Treasurer, and Assistant Controller. All executive officers shall be elected by the Board of Directors pursuant to Article II Section 10; provided, however, that the Chief Executive Officer is empowered to appoint officers other than the President, and any Executive Vice President or Senior Vice President, Treasurer or Secretary. Each officer shall hold office until the officer’s successor is 15 elected and qualified or until the officer’s earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors. Section 2 Chief Executive Officer. The Chief Executive Officer, subject to the overall direction and supervision of the Board of Directors and committees thereof, shall be in general charge of the affairs of the Corporation and its officers, and shall consult and advise with the Board of Directors and committees thereof on the business and the affairs of the Corporation. The Chief Executive Officer shall have the power to make and execute contracts and other instruments, including powers of attorney, on behalf of the Corporation and to delegate such power to others. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors. Section 3 President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of President. The President shall also have the power to make and execute contracts on the Corporation’s behalf and to delegate such power to others. Section 4 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall also have the power to make and execute contracts on the Corporation’s behalf and to delegate such power to others. Section 5 Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may be assigned to the officer by the Board of Directors or by the Chief Executive Officer. Each Executive Vice President, Senior Vice President and Vice President shall have all the powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board of Directors, the Chief Executive Officer or his or her superior officer. A Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability. Each Executive Vice President, Senior Vice President and Vice President shall also have the power to make and execute contracts on the Corporation’s behalf and to delegate such power to others. Section 6 Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation, except as otherwise provided by the Board of Directors. The Treasurer shall make all disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all transactions. The Treasurer shall also perform any other duties and have any other powers as are commonly incident to the office of Treasurer, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Treasurer shall 16 also have the power to make and execute contracts on the Corporation’s behalf and to delegate such power to others. Section 7 Assistant Treasurer. The Assistant Treasurer, if there is one or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer. Section 8 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders, and to record the proceedings of those meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to have any other powers and perform all of the duties as are commonly incident to the office of Secretary, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Secretary shall have the responsibility for authenticating records of the Corporation, and shall also have the power to make and execute contracts on the Corporation’s behalf and to delegate such power to others. Section 9 Assistant Secretary. The Assistant Secretary, if there is one, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary. Section 10 Controller. The Board of Directors may select a Controller who shall keep or cause to be kept in the books of the Corporation provided for that purpose a true account of all transactions and of the assets and liabilities of the Corporation. The Controller shall prepare and submit to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chief Executive Officer, such financial statements and schedules as may be required to keep the Chief Financial Officer and the Chief Executive Officer currently informed of the operations and financial condition of the Corporation, and perform such other duties as may be assigned by the Chief Financial Officer or the Chief Executive Officer. In the absence of the Controller, an Assistant Controller is authorized to assume the duties herein imposed upon the Controller. Section 11 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. 17

Section 12 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer, or to any director or agent. Section 13 Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors (or, in the case of an officer appointed by the Chief Executive Officer, at the pleasure of the Chief Executive Officer) and shall hold office until the officer’s successor is chosen and qualified or until the officer’s earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors (or, in the case of an officer appointed by the Chief Executive Officer, by the Chief Executive Officer). The removal shall be without prejudice to the contractual rights of the officer, if any, with the Corporation. Section 14 Compensation. The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe compensation for other officers. Section 15. Voting Upon Interests in Other Business Entities. Unless otherwise ordered by the Board of Directors, any Officer or any person or persons appointed in writing by any of them, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, or at meetings of partnerships in which the Corporation may hold partnership interests, or at any other meetings of holders of interests in business entities in which the Corporation may hold interests, including limited liability companies, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, partnership interest or other interest, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons. ARTICLE IV. Capital Stock - Seal. Section 1. Certificates of Shares. The shares of each class of the capital stock of the Corporation may be certificated or uncertificated. If the shares are certificated, the certificates shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or be approved by the Board of Directors. No certificate shall be valid unless it is signed by two principal officers of the Corporation, or one principal officer and an assistant secretary or an assistant treasurer of the Corporation. Any or all of the signatures on a certificate, including those of any officer, transfer agent or registrar of the Corporation, may be facsimiles. In case any officer, transfer agent or registrar of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as though the person or persons were such officer, transfer agent or registrar of the Corporation at the date of issue. All certificates for each class of capital stock of the Corporation shall be consecutively numbered. The name of the person owning the shares represented thereby, with the class and number of such shares and the date of issue, shall be entered on the Corporation’s books. 18

All certificates surrendered to the Corporation shall be cancelled, and no new certificate shall be issued until the former certificate for the same class and number of shares of the same class shall have been surrendered and cancelled, except in accordance with Section 3 of Article IV of these By-Laws, such other procedures as may be established by the Board of Directors or where required by law. Section 2. Transfer of Shares. Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation by the registered holder thereof in person or by a duly authorized attorney or legal representative, upon presentation of proper evidence of succession, assignment or authority to transfer the shares and, in the case of shares represented by certificates, upon surrender and cancellation of the certificates representing such shares. Section 3. Lost or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any stock certificate that has been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate or uncertificated shares in place of the certificate so lost, stolen or destroyed. Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as respectively they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation. Section 5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers. Section 6. Fixing Date for Determination of Stockholders’ Rights. The Board of Directors is authorized from time to time to fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. 19

Section 7. Dividends. The Board of Directors may from time to time declare such dividends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law and the Corporation’s Certificate of Incorporation. Section 8. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of this Corporation may be used. Section 9. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. Unless otherwise directed by the Board of Directors, duplicates of the seal may be kept and be used by the treasurer or by any assistant secretary or assistant treasurer. ARTICLE V. Indemnification. Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative (“proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person. The Corporation shall indemnify any person seeking indemnity in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation. Section 2. Prepayment of Expenses. The Corporation shall pay the expenses reasonably incurred in defending any such proceeding in advance of its final disposition; provided, however, the payment of expenses incurred by a director, officer or employee in his capacity as a director, officer or employee (except with regard to service to an employee benefit plan or non-profit entity) in advance of the final disposition of the proceeding shall be made only upon the agreement by the director, officer or employee to repay all amounts advanced if it should be determined that the director, officer or employee is not entitled to be indemnified under this Article V or otherwise, and provided, further, that the Corporation shall have no obligation to pay any expenses in advance pursuant to this Section 2 to any person who is or was an employee of the Corporation (other than a director or an officer) or is or was serving at the request of the Corporation as an employee of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, with respect to any proceeding by or in the right of the Corporation to procure a judgment in its favor. Section 3. Claims. If a claim under this Article V is not paid in full within ninety days after a written claim has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid in addition the expense of prosecuting such claim. In any such action the Corporation shall have 20 the burden of proving that the claimant was not eligible for indemnification under applicable law. Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. Section 5. Effect of Amendment or Repeal. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and any person described in Section 1 above. Any repeal or modification of this Article V shall not affect any rights or obligations then existing with respect to any acts or omissions occurring prior to such amendment or repeal, regardless of whether any action, suit or proceeding based in whole or in part on any such acts or omissions is commenced before or after any such repeal or modification. ARTICLE VI. Amendments. The Board of Directors shall have the power to adopt, amend and repeal the By-Laws at any regular or special meeting of the Board, provided that notice of intention to adopt, amend or repeal the By-laws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office. Stockholders may adopt, amend and repeal the By-Laws at any regular or special meeting of the stockholders by an affirmative vote of holders of outstanding shares of the capital stock of the Corporation having two-thirds of the votes entitled to be cast thereon, provided that notice of intention to adopt, amend or repeal the By-Laws in whole or in part shall have been included in the notice of the meeting. 21